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EXHIBIT 10.22

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

        THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this "First Amendment") is made and entered into as of the 1st day of October, 2001, by and between STATION CASINOS, INC., a Nevada corporation, with its principal offices located at 2411 West Sahara Avenue, Las Vegas, Nevada 89102 (the "Company"), and GLENN C. CHRISTENSON (the "Executive").

        WHEREAS, the Company and the Executive entered into an Employment Agreement, dated as of December 1, 1999 (the "Employment Agreement"); and

        WHEREAS, the Employment Agreement provides, among other things, for the Executive to be eligible to participate in the Company's Deferred Compensation Plan for Executives (originally effective November 30, 1994, and amended and restated effective as of September 30, 1999) (the "Plan") and any other deferred compensation plans that the Company may adopt for executives, pursuant to the terms of such plans; and

        WHEREAS, the Human Resources Committee of the Company amended the Plan effective as of September 12, 2001, and the Company and the Executive now desire to amend the Employment Agreement in order to effectuate certain of those amendments to the Plan.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the Company and the Executive agree to the following:

  1.
  Subsection 6.1(d) is hereby amended in full to read as follows:

  (d)
  immediate vesting of any deferred compensation or bonuses, including interest or other credits on the deferred amount, to the extent provided in the plans or programs providing for deferral;

  2.
  Subsection 6.2(c) is hereby amended in full to read as follows:

  (c)
  immediate vesting of any deferred compensation or bonuses, including interest or other credits on the deferred amount, to the extent provided in the plans or programs providing for deferral;

  3.
  The second sentence of Section 6.3 is hereby amended to read as follows:

    Such termination shall have the same consequences as a termination for Cause under Subsection 6.2, except that the Executive shall not be entitled to immediate vesting of any deferred compensation or bonuses as provided or permitted in Subsection 6.2(c).

  4.
  Subsection 6.4(c) is hereby amended in full to read as follows:

  (c)
  immediate vesting of any deferred compensation or bonuses, including interest or other credits on the deferred amount, to the extent provided in the plans or programs providing for deferral;

  5.
  Subsection 7.1 is hereby amended in full to read as follows:

  7.1
  Change in Control. Immediately upon a Change in Control, in addition to any other compensation or benefits payable pursuant to this Agreement or otherwise, the Executive shall be entitled to:

  (a)
  a payment in cash equal to three times 160 percent of his Base Salary;

      (b)
      immediate vesting of any deferred compensation or bonuses, including interest or credits on the deferred amount, to the extent provided in the plans or programs providing for deferral; and

      (c)
      such rights to other benefits as may be provided in applicable plans and programs of the Company, including, without limitation, applicable employee benefit plans and programs, according to the terms and conditions of such plans and programs.

  6.
  Capitalized terms not otherwise defined in this First Amendment shall have the meanings set forth in the Employment Agreement.

  7.
  Except as expressly amended by this First Amendment, all other terms and provisions of the Employment Agreement shall remain unaltered, are hereby reaffirmed, and shall continue in full force and effect.

  8.
  This First Amendment may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute one and the same document, with the same effect as if all parties had signed on the same page.

        IN WITNESS WHEREOF, the undersigned have executed this First Amendment as of the date first written above.

STATION CASINOS, INC.
By	Name: Lorenzo J. Fertitta Title: President

GLENN C. CHRISTENSON

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EXHIBIT 10.22
FIRST AMENDMENT TO EMPLOYMENT AGREEMENT